Exhibit 10.1

AMENDMENT #4 TO SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment #4 to Secured Convertible Promissory Note (this "Amendment") is entered into as of August 2, 2017, by and between ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership ("Lender"), and CV SCIENCES, INC., a Delaware corporation ("Borrower"). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A.          Borrower previously issued to Lender a Secured Convertible Promissory Note dated May 24, 2016 in the original principal amount of $2,055,000.00 (as amended from time to time, the "Note," and together with all other documents entered into in conjunction therewith, the "Transaction Documents").

B.           The Note was amended pursuant to that certain Amendment to Secured Convertible Promissory Note dated November 29, 2016 ("Amendment #1").

C.           The Note was again amended pursuant to that certain Amendment #2 to Secured Convertible Promissory Note dated January 27, 2017 ("Amendment #2").

D.           The Note was again amended pursuant to that certain Amendment #3 to Secured Convertible Promissory Note dated March 1, 2017 ("Amendment #3", and together with Amendment #1 and Amendment #2, the "Prior Amendments").

E.            Borrower has again requested to amend the Note as set forth herein.

F.            Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to make such amendments to the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.            Extension of Maturity Date. The Maturity Date of the Note is hereby extended to April 1, 2018.

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3.            Restrictions on Sales of Conversion Shares.

(a)            Volume Limitation. Lender agrees that, with respect to the sale of any Conversion Shares, in any given calendar week its Net Sales (as defined below) of such Conversion Shares shall not exceed the greater of (i) fifteen percent (15%) of Borrower's weekly dollar trading volume in such week (which, for purposes hereof, means the number of shares traded during such calendar week multiplied by the volume weighted average price per share for such week), and (ii) $50,000.00 (the "Volume Limitation");provided; however, that if Lender's Net Sales are less than the Volume Limitation for any given week, then in the following week or weeks Lender shall be allowed to sell an additional amount of Conversion Shares equal to the difference between the amount Lender was allowed to sell and the amount Lender actually sold. For illustration purposes only, if Borrower's weekly dollar trading volume was $400,000.00 each week for three (3) consecutive weeks, Lender would be entitled to Net Sales of up to $60,000.00 per week or up to $180,000.00 during such three-week period. If Lender's Net Sales were $50,000.00 during the first two (2) such weeks, then Lender would be entitled to Net Sales of up to $80,000.00 during the third week. For purposes of this Agreement, the term "Net Sales" means the gross proceeds from sales of the Conversion Shares sold in a calendar week minus any trading commissions or costs associated with clearing and selling such Conversion Shares minus the purchase price paid for any shares of Common Stock purchased on the open market during such week. For the avoidance of doubt, any amounts received by Lender in connection with previous sales of shares received pursuant to the Note shall not be deemed to be Net Sales.

(b)          Breach of Volume Limitation. Borrower and Lender agree that in the event Lender breaches the Volume Limitation where its Net Sales of Conversion Shares during any week exceed the dollar volume it is permitted to sell during such week pursuant to the Volume Limitation (such excess, the "Excess Sales"), then in such event, as Borrower's sole and exclusive remedy for such breach (and which breach may not be used as a defense to Borrower's performance of its obligations hereunder), Borrower shall be entitled to reduce the Outstanding Balance of the Note by an amount equal to 200% of the Excess Sales upon delivery of written notice to Lender setting forth its basis for such reduction (the "Outstanding Balance Reduction"). For illustration purposes only, if Borrower's weekly dollar trading volume was $400,000.00 for a calendar week, Lender would be entitled to Net Sales of up to $60,000.00 during that week. If Lender's Net Sales for such week were equal to $70,000.00, and Lender had sold the maximum number of Conversion Shares it could within the Volume Limitation during each prior week, then in such event Borrower would be entitled to reduce the Outstanding Balance of the Note by $20,000.00 (($70,000.00 - $60,000.00) x 200%)). For the avoidance of doubt, in such event Lender shall be entitled to retain the Excess Sales and shall have no obligation to return the Excess Sales to Borrower.

4.          Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)          Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b)          Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

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(c)          Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(d)          Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents.

5.          Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with any amendment to the Note granted herein.

6.          Other Terms Unchanged. The Note, as amended by this Amendment and the Prior Amendments, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment and the Prior Amendments. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. If there is a conflict between the terms of this Amendment and any Prior Amendment, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof.

7.          No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Amendment (or such party's signature page thereof) will be deemed to be an executed original thereof.

9.          Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.

Name: Michael Mona, Jr.

Title: President and Chief Executive Officer

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

       By: /s/ John M. Fife

              John M. Fife, President

[Signature Page to Amendment #4 to Secured Convertible Promissory Note]

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